EXHIBIT 10.2









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                            ASSET PURCHASE AGREEMENT

THIS AGREEMENT made as of the 25th. day of March, 2001.

BETWEEN:

            CUREX TECHNOLOGIES INC., a company incorporated under the laws of British Columbia and having its head office at Suite 215 - 7080 River Road, Richmond, British Columbia, Canada V6X 1XB

            (the "Vendor")

                                                          OF THE FIRST PART

AND:

            WHISPERING OAKS INTERNATIONAL, INC. a company incorporated under the laws of Texas and having its head office at Messrs. Troutman Sanders Mays & Valentine LLP, suite 600, 1660 International Drive, Tyson Corner, McClean, Virgina 22102.
            USA    Attention: Mr. David Levenson.


            (the "Purchaser")

                                                         OF THE SECOND PART

WHEREAS:

A. The Vendor carries on the business of developing, producing, licensing and marketing cancer diagnostic kits;

B. From January 1997 until on and about June 8th. 2000, the Vendor issued promissory notes up to the total principal amount of $2,326,869.00 (TWO MILLION, THREE HUNDRED AND TWENTY SIX THOUSAND, EIGHT HUNDRED AND SIXTY-NINE UNITED STATES DOLLARS as security for loans made to the Vendor by various lenders, and the Purchaser has offered to purchase all of such promissory notes from the lenders;

C. The Vendor has agreed to sell, and the Purchaser has agreed to purchase, subject to certain exceptions, all of the property, assets, and undertaking of the Vendor's business, as a going concern; and,

D. The Purchaser has agreed, subject to certain exceptions, to accept all or part of the property, assets, and undertaking of the Vendors' business, as a going concern, in full payment and satisfaction of the promissory notes acquired by the Purchaser pursuant to the offers described in Recital B;



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NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the covenants, agreements, representations, warranties, and payments set forth in this Agreement, the parties covenant and agree as follows:

1.    INTERPRETATION

1.1 Where used in this Agreement, each of the following words will have the following meanings:

(a) "Acquired Notes" means the Notes acquired by and assigned to the Purchaser pursuant to the Offer to Purchase;

(b) "Assets" means all properties and assets normally and necessarily used in the Business, as a going concern, including without limitation:

(i)   the Goodwill;
(ii)  the Cash;
(iii) the Capital Assets;
(iv)  the Material Contracts;
(v)   the Intangible Property;
(vi)  the Receivables;
(vii) all of the Vendor's right, title, and interest in and to all other property and assets, real or personal, tangible or intangible, used by the Vendor or to which the Vendor is entitled in connection with the Business, irrespective of whether those properties and assets are located on the Premises;

      but does not include the Excluded Assets;

(c) "Business" means the business, including research and development, currently carried on by the Vendor for developing, producing, licensing and marketing cancer diagnostic kits;

(d) "Capital Assets" means all computer equipment, laboratory equipment, office equipment, furniture, furnishings, tools and supplies of all kinds used in connection with the Business and leased or owned by the Vendor, but does not include the Excluded Assets;

(e) "Cash" means the amount of cash on hand or held in the bank accounts of the Vendor as of the Closing Date;

(f) "Closing" means the completion of the purchase and sale of the Assets by transfer and conveyance and the payment of or provision for the Purchase Price, all as provided in this Agreement;

(g) "Closing Date" means the later of March 26, 2001 and (ii) the day that is five business days after the date of receipt of Regulatory Approval;



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(h)   "Excluded Assets" means the assets described in Schedule "F" hereto;

(i) "Goodwill" means the goodwill of the Business, together with the Purchaser's exclusive right to represent itself as carrying on the business in continuation of and in succession to the Vendor and the right to use any words indicating that the Business is so carried on, including the right to use the Vendor's name as part of the name of or in connection with the Business or any part thereof carried on or to be carried on by the Purchaser and all lists of customers, potential customers, documents, records, correspondence, and other information related to the Business;

(j) "Indebtedness" means any and all of the Vendor's trade accounts, debts, duties, endorsements, guarantees, liabilities, obligations, responsibilities, and undertakings, including the Notes, which have been assumed, created, incurred, or made, whether voluntary or involuntary, however incurred or made or arising, whether due or not due (except accrued employees' salaries which are not yet due and obligations of the Vendor under Material Contracts), absolute, inchoate, or contingent, liquidated or un-liquidated, determined or undetermined, direct or indirect, express or implied, and whether the Vendor may be liable individually or jointly with others, including, without limitation, the Indebtedness described in Schedule "D";

(k) "Intangible Property" means all of the Vendor's right and interest to all registered and unregistered trade marks, trade or brand names, domain names, copyrights, designs, inventions, patents and patent applications, licenses, authorities, restrictive covenants, and other rights used in connection with the Business, including without limitation the intangible property described in Schedule "A";

(l) "Material Contracts" means the benefit of all unfilled orders received by the Vendor and forward commitments to purchase made by the Vendor in connection with the Business, and all other contracts, engagements, or commitments, whether written or oral, to which the Vendor is entitled in connection with the Business including without limitation its right, title, and interest in, to, and under the material contracts described in Schedule "B";

(m) "Notes" means the promissory notes in the total principal amount of up to $2,326,869.00 (TWO MILLION, THREE HUNDRED AND TWENTY SIX THOUSAND, EIGHT HUNDRED AND SIXTY-NINE UNITED STATES DOLLARS issued by the Vendor as security for loans made to the Vendor by various lenders on or about June 8th. 2000 pursuant to the terms of loan agreements between such lenders and the Vendor;

(n) "Offers to Purchase" means the offers made on February 21st. 2001 by the Purchaser to purchase the Notes;

(o) "Person" means an individual, corporation, body corporate, partnership, joint venture, society, association, trust, or unincorporated organization, or any trustee, executor, administrator, or other legal representative;



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(p)   "Premises" means that portion of the leasehold lands and premises situated at Suite 215 - 7080 River Road, Richmond, British Columbia, V6X 1X5,
      Canada - used by the Vendor for the Business and more particularly described in the Lease;

(q) "Purchase Price" means the purchase price for the Assets stated in Section 3.1;

(r) "Receivables" means all accounts receivable, goods and services tax receivable, income tax credits recoverable, trade accounts, notes receivable, and other debts owing to the Vendor as of the Closing Date in connection with or arising out of the Business or otherwise, and the full benefit of all securities for those accounts, notes, or debts;

(s) "Regulatory Approval" means the approval of the transaction contemplated by this Agreement by any securities regulatory authority having authority over the affairs of the Purchaser;

(t) "Statements" means the Vendor's financial statements for the period January 1st.2000 until December 31st. 2000, a copy of which is attached as Schedule "C".

1.2   In this Agreement, except as otherwise expressly provided:

(a) "Agreement" means this Agreement, including the preamble and the Schedules, as supplemented or amended from time to time;

(b) the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement;

(c) the singular of any term includes the plural and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate, the word "or" is not exclusive and the word "including" is not limited (whether or not non-limited language, such as "without limitation" or "but not limited" to words of similar import, is used with reference thereto);

(d) any accounting term not otherwise defined has the meanings assigned to it in accordance with generally accepted accounting principles applicable in the United States.

(e) any reference to a statute includes and is a reference to that statute and to the regulations made under that statute, with all amendments made to that statute and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding that statute or those regulations;

(f) except as otherwise provided, any dollar amount referred to in this Agreement is in United States Dollars; and

(g) any other term defined within the text of this Agreement has the meaning ascribed to it.



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1.3         The following are the Schedules to this Agreement:

            Schedule          Description

            A                 List of Intangible Property
            B                 List of Material Contracts
            C                 Financial Statements of the Vendor
            D                 List of Indebtedness
            E                 Terms of Employment
            F                 Excluded Assets

2     PURCHASE AND SALE

2.1 On the terms and subject to the conditions of, and based on the representations and warranties contained in, this Agreement, the Vendor agrees to sell and the Purchaser agrees to purchase the Assets belonging to or used in the Business, as a going concern, as and from the Closing Date.

2.2 The parties acknowledge that the purchase and sale provided for in section
2.1 is restricted to the Assets only and, without limiting the generality of the foregoing, the Purchaser is not acquiring any assets other than the Assets nor is the Purchaser purchasing any business of the Vendor other than the Business.

3.          PURCHASE PRICE AND ALLOCATION OF PURCHASE PRICE

3.1 The Purchase Price will be an amount equal to the sum of US$2,326,869.00 plus applicable goods and services tax and provincial social services tax.

3.2   The Purchase Price will be allocated as follows: SEE SCHEDULE "G"

(a)   Cash:                               The value determined by Section 3.4.

(b)   Receivables:                        The value determined by Section 3.5.

(c)   Capital Assets:                     The values determined by Section 3.6.

(d)   Goodwill, Material Contracts, and   The balance of the Purchase Price.
      Intangible Property:

3.3    The Purchaser will pay and satisfy the Purchase Price on the Closing Date

(a) assuming all of the Indebtedness incurred by the Vendor before the Closing Date, excluding the Acquired Notes, and assuming any legal, accounting or regulatory fees incurred after Closing in connection with and as part of carrying out the terms of this Agreement; and,



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(b)   surrendering the Acquired Notes to the Vendor as fully  paid and  settled obligations of the Vendor.

3.4 The value of the Cash will be determined as of the close of business on the day preceding the Closing Date.

3.5 The value of the Receivables will be determined as of the close of business on the day preceding the Closing Date.

3.6 The value of the Capital Assets will be their net book value as determined in accordance with generally accepted accounting principles consistently applied in Canada as of the close of business on the day preceding the Closing Date.

4.          REPRESENTATIONS AND WARRANTIES OF THE VENDOR

The Vendor represents and warrants to the Purchaser as follows, with the intent that the Purchaser will rely on these representations and warranties in entering into this Agreement and in concluding the purchase and sale contemplated in this
Agreement:

4.1 Status of Vendor. The Vendor is a corporation duly incorporated under the Company Act (British Columbia); is validly existing and in good standing with respect to the filing of annual returns; and has the power and capacity to own and dispose of the Assets and to carry on the Business now conducted by it, and to enter into this Agreement and to carry out its terms to the full extent.

4.2 Authority to Sell. All necessary corporate action on the Vendor's part has duly and validly authorized the signing and delivery of this Agreement and the completion of the transactions contemplated by this Agreement, and this Agreement constitutes a legal, valid, and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors.

4.3 Sale will Not Cause Default. Neither the signing nor delivery of this Agreement, nor the completion of the purchase and sale contemplated in this Agreement will:

(a) violate any of the terms and provisions of the Vendor's memorandum or articles, or any judgment, order, decree, statute, by-law, regulation, covenant, restriction, or any Material Contract or agreement applicable to the Vendor or any of the Assets (subject to the obligation to obtain consents, if any, in the Material Contracts);

(b) give any person the right to terminate, cancel, or remove any of the Assets, save to the extent that the consent of third parties is required to assign the Material Contracts; or

(c) result in any fees, duties, taxes, assessments, or other amounts relating to any of the Assets becoming due or payable other than British Columbia social services tax and goods and services tax payable by the Purchaser in connection with the purchase and sale.



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4.4      Assets.  The Vendor owns and  possesses  and has a good and  marketable title to the Assets and on Closing the Assets will be free and clear of all liens, charges, mortgages, pledges, security interests, encumbrances, or other claims whatsoever.

4.5 Books and Records. The Vendor's books and records fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of the Vendor, and all material financial transactions of the Vendor relating to the Business have been accurately recorded in those books and records.

4.6 Financial Statements. Audited Statements of the Vendor for the period January 1st. to December 31st. 1999 and January 1st. to December 31stst. 2000, a copy of which is attached as Schedule "C", have been prepared in accordance with generally accepted accounting principles in Canada applied on a basis consistent with those of previous fiscal years and present fairly and correctly the assets, liabilities (whether accrued, absolute, contingent or otherwise), and financial condition of the Vendor as of the date of the Statements, and the sale and earnings of the operations of the Vendor during the periods covered by the Statements.

4.7 Material Change. Since the date of the balance sheet included in the Statements there has not been:

(a) any material change in the financial condition of the Business, its liabilities, or the Assets, other than changes in the ordinary course of business, none of which has been materially adverse; or

(b) any damage, destruction, loss, or other event (whether or not covered by insurance) materially and adversely affecting the Assets or the Business.

4.8 Litigation. To the Vendor's knowledge, there is no litigation or administrative or government proceeding or inquiry pending or threatened against or relating to the Vendor, the Business, or any of the Assets, nor does the Vendor know of or have reasonable grounds for believing that there is any basis for any action, proceeding, or inquiry.

4.9 Conformity with Laws. The Vendor has obtained all government licenses and permits required for the conduct, in the ordinary course, of the operations of the Business and the uses to which the Assets have been put, and the licenses and permits are in good standing, and the conduct and uses are not in breach of any statute, by-law, regulation, covenant, restriction, plan, or permit. .

4.10 No Collective Agreement. The Vendor is not a party to any collective agreement relating to the Business with any labor union or other association of employees and no part of the Business has been certified as a unit appropriate for collective bargaining.

4.11 Terms of Employment. The name of each present employee or contractor of the Vendor, the duration of the employment or contract of each employee or contractor providing services to the Vendor, and the remuneration, benefit obligations of the Vendor, and accrued vacation pay in respect of each such employee or contractor is accurately set out in Schedule "E", and the full


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amounts of salaries,  pensions, bonuses,  commissions, and other remuneration of any nature, including severance pay and unpaid earned wages of the employees and contractors of the Vendor, as at the Closing Date, will have been paid up to the most recent pay day, and there is no employee or contractor who cannot be dismissed on less than two months' notice without further liability.

4.12 No Defaults. Except as otherwise expressly disclosed in this Agreement or in any Schedule, there has been no material default in any term, condition, provision, or obligation to be performed under any Material Contract, each of which is in good standing and in full force and effect, unamended.

4.13      List of  Material  Contracts.  The  Schedule  of  Material  Contracts,
Schedule "B", contains a true and correct listing of each written or oral contract of the following types to be acquired or assumed by the Purchaser:

(a)  contracts or commitments out of the ordinary course of business;

(b)  contracts or commitments with related or affiliated companies;

(c) contracts or commitments involving an obligation to pay in the aggregate US$5,000 or more, or of a duration greater than one year;

(d) contracts or commitments affecting ownership of or title to or any interest in the Assets;

(e)  contracts or commitments in respect of the Intangible Property;

(f) except as required by statute or regulation, contracts or commitments in respect of bonuses, incentive compensation, pensions, group insurance, or employee welfare plans, all of which are fully funded as determined by an independent and reputable firm of actuaries employed by the Vendor; and

(g)  employment   contracts  or  commitments  other  than  unwritten  employment contracts of indefinite duration entered into in the ordinary course of the Business.

4.14 Accuracy of Representations. No certificate furnished by or on behalf of the Vendor to the Purchaser at the Closing Date in respect of the Vendor's representations, warranties, or covenants will, to the knowledge of the issuer of that certificate, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

4.15 Exclusions and Limitations. Despite anything to the contrary in this Agreement, the Vendor makes no representations or warranties regarding the Intangible Property except that:

(a) the Vendor has not granted the right or license to any person to use the Intangible Property;

(b) the Vendor has not received notice from any person that the Vendor's use of the Intangible Property infringes the rights of any other person; and

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(c)   the Vendor has not assigned any rights to the Intangible Property described in Schedule "A" to any other person.

4.16 Canadian Resident. The Vendor is a resident in Canada within the meaning of the Income Tax Act (Canada).

4.17 Condition of Assets. To the best of the Vendor's knowledge, the Capital Assets are in normal operating condition and in a state of reasonable maintenance and repair.

4.18 No Lien Indebtedness. The Vendor has no Indebtedness to any Person which might by operation of law or otherwise now or hereafter constitute a lien, charge, or encumbrance on any of the Assets, except for encumbrances that will be discharged on or following Closing on conditions satisfactory to the Purchaser's lawyer acting reasonably.

4.19 No Infringement. To the best of the Vendor's knowledge, no copyright, franchise or license, patent right, trademark, trade name, or other of the Vendor's Intangible Property used in or relating to the Business in any respect infringes on the right of any Person under or in respect of any patent, trade mark, trade name, copyright, or other industrial or intellectual property.

4.20 No Liability for Indebtedness. There is no Indebtedness of any kind whatsoever, whether or not determined or determinable relating to the Business in respect of which the Purchaser may become liable on or after the Closing Date, other than the Indebtedness and fees which the Purchaser has expressly agreed to assume pursuant to Section 3.3(a) hereof.

4.21 No Other Agreement. There is no written or oral agreement, option, understanding, or commitment or any right or privilege capable of becoming an agreement, for the purchase from the Vendor of the Business or any of the Assets.

4.22 Schedules Accurate. To the best of the Vendor's knowledge, all information set out in the Schedules to this Agreement is complete and accurate in every material respect.

5.          VENDOR'S COVENANTS

5.1 Conduct of Business. Until the Closing Date, the Vendor will conduct the Business diligently and only in the ordinary course and will use its best efforts to preserve the Assets intact, to keep available to the Purchaser its present employees, and to preserve for the Purchaser its relationship with its suppliers, customers, and others having business relations with it.

5.2 Access by Purchaser. The Vendor will give to the Purchaser and its officers, counsel, accountants, and other representatives full access, during normal business hours before the Closing Date, to all of the Assets and the properties, books, contracts, commitments, and records of the Vendor relating to the Business, and will furnish to the Purchaser during that period all information that the Purchaser may reasonably request.



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5.3      Insurance.  From the date of this Agreement until the Closing Date, the
Vendor will obtain and maintain in full force and effect policies of insurance adequate to insure the replacement value of Assets.

5.4 Procure Consents. The Purchaser will use its best efforts to obtain the Landlord's consent to the assignment of the Lease if so required by the Landlord or the Vendor, and to obtain any other consents that may be required to validly assign any of the Material Contracts.

5.5 Covenant of Indemnity. The Vendor will indemnify and hold harmless the Purchaser from and against:

(a) any and all Indebtedness arising after the Closing Date, except any legal, accounting, or regulatory fees incurred in connection with and as part of carrying out the terms of this Agreement;

(b) any and all damage or deficiencies resulting from any misrepresentation, breach of warranty, or non-fulfillment of any covenant on the part of the Vendor under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser hereunder; and

(c) any and all actions, suits, proceedings, demands, assessments, judgments, costs, and legal and other expenses incident to any of the foregoing.

5.6 Steps to Transfer Assets. The Vendor will, before the Closing Date, take or cause to be taken all proper steps, actions, and corporate proceedings on its part (including the approval of the sale by the Vendor's directors and shareholders) to enable it to vest a good and marketable title in the Purchaser to the Assets, free and clear of all liens, mortgages, encumbrances, equities, or claims of every nature and kind whatsoever, and will take all reasonable steps to assist the Purchaser in having all government licenses and permits required for the conduct of the Business transferred to the Purchaser.

5.7 Care of Assets. From and after the signing of this Agreement to the Closing Date, the Vendor will take reasonable care to protect and safeguard the Assets and do all necessary repairs and maintenance to any assets that are used by the Vendor in the operations of the Business.

5.8 Tax Filings. The Vendor will, from and after the signing of this Agreement to the Closing Date, make all necessary tax, government, and other filings in a timely fashion.

5.9 Adverse Development. The Vendor will, from and after the signing of this Agreement to the Closing Date, promptly advise the Purchaser regarding any development which materially affects the Business or the Assets in either case taken as a whole.

6.          REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Vendor as follows, with the intent that the Vendor will rely on these representations and warranties in entering


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into this Agreement, and in concluding the purchase and sale contemplated herein:

6.1 Status of Purchaser. The Purchaser is a corporation duly incorporated under the laws of the State of Texas, is validly existing and in good standing under the laws of Texas, and has the power and capacity to enter into this Agreement and carry out its terms.

6.2 Authority to Purchase. All necessary corporate action on the part of the Purchaser has duly and validly authorized the signing and delivery of this Agreement and the completion of the transaction contemplated by this Agreement, and this Agreement constitutes legal, valid, and binding obligations of the Purchaser enforceable against it in accordance with its terms except as limited by laws of general application affecting the rights of creditors.

7.          PURCHASER'S COVENANTS

7.1 Social Services Tax and Goods and Services Tax. The Purchaser will be liable for and will pay on Closing with proof of payment satisfactory to the Vendor all provincial sales taxes and registration charges and transfer fees properly payable on and in connection with the sale and transfer of the Assets by the Vendor to the Purchaser. The Purchaser will pay to the Vendor for remittance to the Excise Tax Branch, Revenue Canada, all goods and services tax unless, by provisions of the Excise Tax Act, the Vendor is under no obligation to collect and has no liability for failure to collect that tax. The Vendor will provide the Purchaser with the proof of payment, if required, of all goods and services tax.

7.2 Consents. The Purchaser will, at the Vendor's request, sign and deliver any applications for consent and any assumption agreements, and provide any information necessary to obtain the consents referred to in sections 5.4 and
10.4 and will assist and co-operate with the Vendor in obtaining those consents.

7.3 Assumption of Material Contracts. The Purchaser agrees to assume all obligations and liabilities of the Vendor under and pursuant to the Material Contracts as of the Closing Date.

7.4 Indemnity. The Purchaser will jointly and severally indemnify and hold harmless the Vendor from and against:

(a) any and all covenants, provisions, or obligations of or under the Material Contracts arising after the Closing Date;

(b) any and all damage or deficiencies resulting from any misrepresentation, breach of warranty, or non-fulfillment of any covenant on the part of the Purchaser under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Vendor hereunder; and

(c) any and all actions, suits, proceedings, demands, assessments, judgments, costs, and legal and other expenses incident to any of the foregoing.



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7.5      Acquired  Notes.  The Purchaser  agrees that, on Closing,  the Acquired
Notes surrendered pursuant to Section 3.3(b) will be fully satisfied and extinguished, and the Purchaser releases and forever discharges the Vendor, its directors, officers and employees from any and all claims, actions, obligations and damages relating to the Acquired Notes.

8.          SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS

8.1 Representations, Warranties, and Covenants of Vendor. All statements contained in any certificate or other instrument delivered by or on behalf of the Vendor pursuant hereto or in connection with the transaction contemplated hereby will be deemed to be representations and warranties by the Vendor hereunder. All representations, warranties, covenants and agreements made by the Vendor in this Agreement or pursuant hereto will, unless otherwise expressly stated, survive the Closing Date and any investigation at any time made by or on behalf of the Purchaser and, subject to section 8.2, will continue in full force and effect for the benefit of the Purchaser.

8.2 Limitation on Vendor's Indemnity. No claim by the Purchaser under the covenant of indemnity contained in section 5.5 or for damages or other relief in respect of breach of warranty or breach of covenant by the Vendor under this Agreement will be valid unless:

(a) written notice of the claim is given by the Purchaser to the Vendor before the expiration of 12 months after the Closing Date; and

(b)  the aggregate amount of all claims exceeds US$5,000.

8.3 Purchaser's Representations, Warranties, and Covenants. All representations, warranties, covenants, and agreements made by the Purchaser in this Agreement or pursuant hereto will, unless otherwise expressly stated, survive the Closing Date and any investigation at any time made by or on behalf of the Purchaser and will continue in full force and effect for the benefit of the Vendor.

8.4 Limitation on Indemnity of Purchaser. No claim by the Vendor under the covenant of indemnity contained in section 7.5 or for damages or other relief in respect of breach of warranty or breach of covenant by the Purchaser under this Agreement will be valid unless:

(a) written notice of the claim is given by the Vendor to the Purchaser before the expiration of 12 months after the Closing Date; and

(b)  the aggregate amount of all claims exceeds US$5,000.

9.          CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS

All of the Purchaser's obligations under this Agreement are subject to the fulfillment at or before the Closing Date of the following conditions:

9.1 Vendor's Representations and Warranties. The Vendor's representations and warranties contained in this Agreement and in any certificate or document delivered under this Agreement will be true at and as of the Closing Date as if the Vendor made those representations and warranties at and as of that time.

9.2 Acquired Notes. The total outstanding principal amount of the Acquired Notes is $2,326,869.00 (TWO MILLION, THREE HUNDRED AND TWENTY SIX THOUSAND, EIGHT HUNDRED AND SIXTY-NINE UNITED STATES DOLLARS

9.3 Vendor's Covenants. The Vendor will have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them before or at the Closing Date.

9.4 Vendor's Certificate. The Vendor will have delivered to the Purchaser a certificate of the President of the Vendor, as an officer of the Vendor and not in his personal capacity, dated the Closing Date certifying to the fulfillment of the conditions set forth in sections 9.1 and 9.3 in the detail that the Purchaser may specify.

9.5 Opinion of Counsel. The Purchaser will have received from the Vendor's legal counsel an opinion dated the Closing Date that all necessary steps and corporate proceedings have been taken to validly transfer the Assets to the Purchaser, and that, to the knowledge of legal counsel but without investigation, there are no claims, actions, or proceedings, pending or threatened against, or affecting the Assets or the transfer of the Assets to the Purchaser.

9.6 Regulatory Approval. The Purchaser will have received all Regulatory Approval required in respect of the transaction contemplated by this Agreement.

9.7 No Adverse Affect. Before the Closing Date, the Vendor will not have experienced any event or condition or have taken any action of any kind whatsoever adversely affecting the Assets or the Business to materially reduce the value of the Assets or the Business to the Purchaser.

Indebtedness. The Indebtedness to be assumed by the Purchaser as of the Closing Date will not exceed the foregoing conditions are for the exclusive benefit of the Purchaser and any condition may be waived in whole or in part by the Purchaser at or before the Closing Date by delivering to the Vendor a written waiver to that effect signed by the Purchaser.

10.         CONDITIONS PRECEDENT TO THE VENDOR'S OBLIGATIONS

All of the Vendor's obligations under this Agreement are subject to the fulfillment, before or at the Closing Date, of the following conditions:

10.1 Representations and Warranties of the Purchaser. The representations and warranties of the Purchaser contained in this Agreement will be true at and as of the Closing Date as though those representations and warranties were made at and as of such time.

10.2 Acquired Notes. The total outstanding principal amount of the Acquired Notes is up to, $2,326,869.00 (TWO MILLION, THREE HUNDRED AND TWENTY SIX THOUSAND, EIGHT HUNDRED AND SIXTY-NINE UNITED STATES DOLLARS

10.3        Purchaser's Covenants. The Purchaser will  have   performed  and
complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it before or at the Closing Date.

10.4 Consents of Third Parties. The Vendor will have obtained all consents or approvals required to sell, assign, or transfer the Assets; provided that the Vendor may only rely on this condition if the Vendor has diligently used its best efforts to procure all consents or approvals and the Purchaser has not waived the need for any or all consents or approvals.

The foregoing conditions are for the Vendor's exclusive benefit and the Vendor may waive any condition in whole or in part at or before the Closing Date by delivering to the Purchaser a signed written waiver.

11.         CLOSING

11.1 Time of Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Assets will close on the Closing Date.

11.2 Place of Closing. The Closing will take place at the offices of the Purchaser's solicitor, at Messrs. Troutman Sanders Mays and Valentine LLP, suite 600, 1660 International Drive, Tyson Corner, McClean, Virginia 22102, USA
Attention: Mr. David Levenson

11.3 Documents to be Delivered by the Vendor. At the Closing, the Vendor will deliver or cause to be delivered to the Purchaser:

     (a) all deeds of conveyance, bills of sale, transfer, and assignment in form and content satisfactory to the Purchaser's counsel, appropriate to effectively vest a good and marketable title to the Assets in the Purchaser to the extent contemplated by this Agreement, and immediately registerable in all places where registration of those instruments is required;

     (b)  possession of the Assets;

     (c)  the  certificate  of the Vendor's  President to be given under section
          9.4;

     (d) a list of the Indebtedness and fees to be assumed by the Purchaser pursuant to section 3.3(a) hereof, setting forth the name and address of each creditor and the amount of debt to be assumed;

     (e) certified copies of the resolutions of the Vendors' directors and shareholders that are required to be passed to authorize the signing, delivery, and implementation of this Agreement and of all documents to be delivered by the Vendor under this Agreement; and

     (f) all customer lists, brochures, samples, files, records, documents, agreements and other information related to the Business and all licenses, authorities, and other rights used in connection with the Business included in the Assets.

12. Documents to be Delivered by the Purchaser. At the Closing, the Purchaser will deliver or cause to be delivered:

(a)   the Acquired Notes being surrendered pursuant to Section 3.3(b); and,

(b) duly signed consulting or employment agreements between the Purchaser and each contracting consultant and or employee, on terms and conditions mutually acceptable to the parties.

13.         RISK OF LOSS

From the date of this Agreement to the Closing Date, the Assets will be and remain at the Vendor's risk. If any of the Assets are lost, damaged, or destroyed before the Closing Date and not replaced by the Vendor, the Purchaser may terminate this Agreement on written notice to the Vendor or elect by notice in writing to the Vendor to complete the purchase to the extent possible without reduction of the Purchase Price, in which event all proceeds of any insurance or compensation in respect of the loss, damage, or destruction will be paid to the Purchaser and all right and claim of the Vendor to any amounts not paid by the Closing Date will be assigned to the Purchaser by written assignment in form and substance satisfactory to the Purchaser's counsel.

14.         RESTRICTIVE COVENANT

The Vendor and its shareholders, directors, and officers will not, for and during the two years from the Closing Date, directly or indirectly engage in or carry on, individually or in partnership or in conjunction with any one or more persons, firms, associations, syndicates, or corporations, as principal, agent, employee, director, officer, shareholder of any corporation, guarantor, creditor, or in any manner whatsoever, in the Lower Mainland of British Columbia, any business that is the same as or similar to, in whole or in part, the Business. The Vendor acknowledges that it has considered this provision and that it is, with respect to its interests and those of the Purchaser, reasonable as to all the circumstances of the transactions contemplated by this Agreement.

15.         FURTHER ASSURANCES

The parties will sign all other documents and do all other things necessary to carry out and give effect to the intent of this Agreement.

16.         SET-OFF

If, after the Closing, under this Agreement or any document delivered pursuant hereto, the Vendor becomes obliged to pay any sum of money to the Purchaser, then that sum may, at the Purchaser's election and without limiting or waiving any right or remedy of the Purchaser under this Agreement, be set-off against and will apply to any sum of money or security owed by the Purchaser to the

Vendor until that amount has been completely set-off.

17.         NOTICE

Any notices to be given by either party to the other will be sufficiently given if delivered personally, or transmitted by facsimile or electronic mail, or sent by registered mail, postage prepaid, to the party at its address shown on the first page of this Agreement, or to any other address that a party may designate to the other from time to time in writing. Notice will be deemed to have been given at the time of delivery, if delivered in person, within one business day, if transmitted by facsimile or electronic mail, or within five business days from the date of posting.

18.         ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement between the parties and there are no representations or warranties, express or implied, statutory or otherwise, and no terms, conditions, or agreements collateral hereto other than as expressly set forth or referred to in this Agreement. This Agreement supercedes all letters of intent or agreements made between the parties before the date hereof.

19.         TIME OF THE ESSENCE

Time will be of the essence of this Agreement.

20.         APPLICABLE LAW

This Agreement will be governed by and interpreted in accordance with the laws of British Columbia.

21.         SUCCESSORS AND ASSIGNS

This Agreement will enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors, and assigns.

22.         CAPTIONS

The captions appearing in this Agreement are inserted for convenience of reference only and will not affect the interpretation of this Agreement.

            IN WITNESS WHEREOF the parties have signed this Agreement as of the day and year first above written.



CUREX TECHNOLOGIES INC.
Per:

/s/ Richardo Moro-Vidal
--------------------------
Dr. Ricardo Moro-Vidal
Authorized Signatory




WHISPERING OAKS INTERNATIONAL, INC.
Per:

/s/ Ignacio Martinelli
-------------------------
Mr. Ignacio Martinelli
Authorized Signatory















T. Whisper Asset Purch Agree with Curex Tech. 4-15-02









Whisper 10-KSB Amended Dec-01 4-02